GOOSEHEAD INSURANCE, INC. ANNOUNCES MANAGEMENT REORGANIZATION
Mark K. Miller to Join Goosehead as President and COO
Corporate Sales Function Reorganized and Corporate Partnership Group Formed

WESTLAKE, TEXAS – May 10, 2022 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, announced that Mark K. Miller, a current member of the Company’s Board of Directors, has been appointed President and Chief Operating Officer effective today, May 10, 2022.

Mr. Miller, 57, has a long and distinguished career as a technology company executive including previously serving as CFO of Sabre Holdings and spending the last decade focused on achieving scale and operational optimization with a number of large, private equity-controlled companies, including Marketo, Finastra and Pluralsight. Mark E. Jones, Chairman and CEO of Goosehead stated, “I’ve known Mark Miller for 25 years and have gotten to see his ability to drive great operational results up close. His leadership will be a key contributor to our company’s transition from a middle market company to a large one. I couldn’t be more excited to partner with Mark to help lead Goosehead to our full potential – industry leadership.”

Other key management changes include:

•Megan L. Bailey has been named Chief Sales Officer. In addition to her responsibilities overseeing Franchise Sales and Corporate Recruiting, she is now also leading the Company’s Corporate Sales function
•Michael Moxley has been named Chief Service Officer responsible for Service, IT and Risk Management
•P. Ryan Langston has been named Chief Legal Officer responsible for all legal, compliance, human resources and real estate functions.
•Vice President Gary Delavan is now responsible for developing a new line of business for the Company: Corporate Partnerships
•Brian Pattillo has been named Vice President – Strategy. He will focus on technology and product development as well as supporting our carrier relations team and a variety of other strategic priorities.
•Ted Olsen has been named Vice President – Human Capital Development responsible for Goosehead’s Training and Operations Departments

“We are very fortunate to have this talented group of executives tackle the biggest opportunities and challenges ahead of us and I am proud to serve with them,” said Mr. Jones.

Michael Colby, former President and COO, has left the company to pursue other endeavors. We would like to thank Mike for 16 years of service to Goosehead.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 140 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of 15 corporate sales offices and over 2,298 operating and contracted franchise locations. For more information, please visit gooseheadinsurance.com.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the economic effects of the COVID-19 pandemic, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in

Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com